SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2002

INGERSOLL-RAND COMPANY LIMITED

(Exact name of registrant as specified in its charter)

                                                                 Bermuda                              1-985                                   N/A
                                                        (State of incorporation)   (Commission File Number)      (I.R.S. Employer
                                                                                                                                                Identification No.)

Clarendon House
2 Church Street
Hamilton HM 11, Bermuda
               (Address of principal executive offices)

(441) 295-2838

(Registrant's telephone number, including area code)

INGERSOLL-RAND COMPANY LIMITED

Item 5.        OTHER EVENTS

The U.S. Customs Service today notified The Torrington Company, a wholly owned subsidiary of Ingersoll-Rand Company Limited, that within 15 days it will receive approximately $72.1 million from the U.S. Treasury. The payment is in connection with continued dumping and subsidy offset claims filed by The Torrington Company pursuant to the Continued Dumping and Subsidy Offset Act of 2000.

INGERSOLL-RAND COMPANY LIMITED

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INGERSOLL-RAND COMPANY LIMITED
(Registrant)

Date: December 23, 2002                           /S/  Patricia Nachtigal
                                                                   Patricia Nachtigal
                                                                   Senior Vice President & General Counsel